Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 333-272166 on Form S-8 of Xylem Inc.,

(2)	Registration Statement No. 333-272165 on Form S-8 of Xylem Inc.,

(3)	Registration Statement No. 333-268476 on Form S-8 of Xylem Inc;

of our report dated November 16, 2022, relating to the consolidated financial statements of Evoqua Water Technologies Corp. as of and for the years ended September 30, 2022 and 2021 appearing in this Current Report on Form 8-K/A of Xylem Inc.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

August 3, 2023